                                                                   EXHIBIT 99(a)




                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549




                                    FORM 11-K

                   ANNUAL REPORT PURSUANT TO SECTION 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

                   FOR THE FISCAL YEAR ENDED DECEMBER 31, 1997




                          COMMISSION FILE NUMBER 1-2275




                     RETIREMENT SAVINGS AND INVESTMENT PLAN
                                FOR EMPLOYEES OF
                  JOSEPH E. SEAGRAM & SONS, INC. AND AFFILIATES
                                 375 Park Avenue
                            New York, New York 10152
              (Full title of the plan and the address of the plan)






                            THE SEAGRAM COMPANY LTD.
                                1430 Peel Street
                        Montreal, Quebec, Canada, H3A 1S9
           (Name of issuer of the securities held pursuant to the plan and the address of its principal executive office)

                              REQUIRED INFORMATION


1.       Not Applicable.

2.       Not Applicable.

3.       Not Applicable.

4        The Retirement Savings and Investment Plan for Employees of Joseph E.
         Seagram & Sons, Inc. and Affiliates (the "Plan") is subject to the requirements of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). Attached hereto are the financial statements of the Plan for the fiscal year ended December 31, 1997 prepared in accordance with the financial reporting requirements of ERISA.


                                    EXHIBITS


1. Financial statements of the Plan for the fiscal year ended December 31, 1997 prepared in accordance with the financial reporting requirements of ERISA.

2.       Consent of Gutierrez & Co., independent accountants.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the trustees (or other persons who administer the employee benefit plan) have duly caused this annual report to be signed on their behalf by the undersigned hereunto duly authorized.


                                 RETIREMENT SAVINGS AND INVESTMENT PLAN FOR
                                 EMPLOYEES OF JOSEPH E. SEAGRAM & SONS, INC. AND AFFILIATES


                                  By /s/ John Borgia
                                     -------------------------------
                                     John Borgia
                                     Member of Investment Committee


Date:  June 29, 1998

                     RETIREMENT SAVINGS AND INVESTMENT PLAN
                                FOR EMPLOYEES OF
                         JOSEPH E. SEAGRAM & SONS, INC.
                                 AND AFFILIATES

                              FINANCIAL STATEMENTS

                           DECEMBER 31, 1997 AND 1996

             RETIREMENT SAVINGS AND INVESTMENT PLAN FOR EMPLOYEES OF
                  JOSEPH E. SEAGRAM & SONS, INC. AND AFFILIATES


                          INDEX TO FINANCIAL STATEMENTS


                                                                            Page


Independent Auditors' Report                                                  1

Statements of Net Assets Available for
  Benefits                                                                    2

Statements of Changes in Net Assets
  Available for Benefits                                                      3

Notes to Financial Statements                                                 4

                          INDEPENDENT AUDITORS' REPORT


To the Administrative Committee of the
Retirement Savings and Investment Plan for
Employees of Joseph E. Seagram & Sons, Inc.
and Affiliates


         We have audited the accompanying statements of net assets available for benefits of the Retirement Savings and Investment Plan for Employees of Joseph
E. Seagram & Sons, Inc. and Affiliates (the "Plan") as of December 31, 1997 and 1996, and the related statements of changes in net assets available for benefits for the years then ended. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

         We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

         In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for benefits of the Retirement Savings and Investment Plan for Employees of Joseph E. Seagram & Sons, Inc. and Affiliates at December 31, 1997 and 1996, and the changes in net assets available for benefits for the years then ended in conformity with generally accepted accounting principles.


/s/ Gutierrez & Co.
Flushing, New York
June 26, 1998

             RETIREMENT SAVINGS AND INVESTMENT PLAN FOR EMPLOYEES OF
                  JOSEPH E. SEAGRAM & SONS, INC. AND AFFILIATES
                 STATEMENTS OF NET ASSETS AVAILABLE FOR BENEFITS


                                                                                     DECEMBER 31,
                                                                           --------------------------------
                                                                               1997               1996
                                                                           -------------       ------------
INVESTMENTS (Note 3)
 Money Market Fund:
   State Street STIF Unitized Fund (cost of $30,285,051)                   $        --         $ 13,467,503
 Stable Income Fund:
   The LaSalle Income Plus Fund (cost of $30,488,226)                               --           30,488,226
 Bond Fund:
   Putnam Income Fund, Class A Shares (cost of $12,288,286)                         --           12,814,725
 S&P 500 Index Fund:
   State Street S&P 500 Flagship Fund Series C (cost of $47,901,676)                --           51,590,899
 Managed Equity Fund:
   Lazard Equity Portfolio Fund (cost of $13,913,862)                               --           15,144,694
 Growth Equity Fund:
   Brandywine Fund Inc. Common Shares (cost of $34,659,726)                         --           42,827,130
 Seagram Stock Fund:
   The Seagram Company Ltd. Common Shares (cost of $11,494,075)                     --           17,411,150
   Collective Short Term Investment Fund (cost of $419,813)                                         419,813
 The Coca-Cola Company Stock Fund:
   The Coca-Cola Company Common Stock (cost of $618,567)                            --            5,717,443
   Collective Short Term Investment Fund (cost of $125,291)                         --              125,291
 Loans to Participants                                                              --            8,807,386
                                                                           -------------       ------------
   Total Investments                                                       $        --         $198,814,260
                                                                           -------------       ------------

RECEIVABLES
 Dividends and Interest                                                    $        --         $    224,992
 Proceeds from Unsettled Sales                                                      --              160,500
                                                                           -------------       ------------
   Total Receivables                                                                --              385,492
                                                                           -------------       ------------
TOTAL ASSETS                                                                        --          199,199,752
                                                                           -------------       ------------

LIABILITIES
 Cost of Unsettled Purchases                                                        --              100,213
                                                                           -------------       ------------
   Total Liabilities                                                                --              100,213
                                                                           -------------       ------------
Net assets held in trust by Bank of New York (Note 12)                       233,648,433               --
                                                                           -------------       ------------

NET ASSETS AVAILABLE FOR BENEFITS                                          $ 233,648,433       $199,099,539
                                                                           =============       ============

    The accompanying notes are an integral part of the financial statements.

             RETIREMENT SAVINGS AND INVESTMENT PLAN FOR EMPLOYEES OF
                  JOSEPH E. SEAGRAM & SONS, INC. AND AFFILIATES
            STATEMENTS OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS

                                                                      YEAR ENDED DECEMBER 31,
                                                                 ----------------------------------
                                                                     1997                 1996
                                                                 -------------        -------------

CONTRIBUTIONS
 Participating Employees                                         $  16,179,744        $  15,803,003
 Participating Companies                                             3,051,881            3,005,234
                                                                 -------------        -------------
                                                                    19,231,625           18,808,237
                                                                 -------------        -------------
INVESTMENT ACTIVITIES
 Investment Income
   Money Market Fund                                                      --                590,523
   Stable Income Fund                                                     --              1,727,962
   Bond Fund                                                              --                852,725
   S&P 500 Index Fund                                                     --                   --
   Managed Equity Fund                                                    --                221,938
   Growth Equity Fund                                                     --                352,361
   Seagram Stock Fund                                                     --                320,533
   The Coca-Cola Company Stock Fund                                       --                 69,537
                                                                 -------------        -------------
     Total Investment Income                                              --              4,135,579
                                                                 -------------        -------------

Realized Net Gain on Sale of Investments
   Bond Fund                                                              --                269,530
   S&P 500 Index Fund                                                     --             14,010,351
   Managed Equity Fund                                                    --                998,472
   Growth Equity Fund                                                     --              2,207,821
   Seagram Stock Fund                                                     --              1,571,315
   The Coca-Cola Company Stock Fund                                       --              1,198,239
                                                                                      -------------
     Total Realized Net Gain on Sale of
      Investments                                                         --             20,255,728
                                                                                      -------------

Unrealized Appreciation (Depreciation) on
Investments
 Bond Fund                                                                --               (641,908)
 S&P 500 Index Fund                                                       --             (6,189,076)
 Growth Equity Fund                                                       --              5,557,795
 Managed Equity Fund                                                      --                781,628
 Seagram Stock Fund                                                       --                516,599
 The Coca-Cola Company Stock Fund                                         --                725,091
                                                                 -------------        -------------
   Total Unrealized Appreciation on Investments                           --                750,129
                                                                 -------------        -------------

Investment Managers' and Other Fees
 Money Market Fund                                                        --                (11,923)
 S&P 500 Index Fund                                                       --                (60,833)
 Seagram Stock Fund                                                       --                (20,458)
 Stable Income Fund                                                       --                (58,399)
 Growth Equity Fund                                                       --                (39,693)
                                                                 -------------        -------------
   Total Investment Managers' and Other Fees                              --               (191,306)
                                                                 -------------        -------------
Increase in Plan Equity from Investment Activities                        --             24,950,130
                                                                 -------------        -------------
INVESTMENT INCOME ON ASSETS HELD BY
 BANK OF NEW YORK (NOTE 11)
   Net appreciation in fair value of investments                    25,269,817                 --
   Dividends                                                           359,043                 --
   Interest                                                          3,916,535                 --
   Administrative expenses                                            (223,052)                --

PARTICIPANT WITHDRAWALS                                            (14,005,074)          (8,687,945)
                                                                 -------------        -------------
INCREASE IN PLAN EQUITY                                             34,548,894           35,070,422
PLAN EQUITY AT BEGINNING OF YEAR                                   199,099,539          164,029,117
                                                                 -------------        -------------
PLAN EQUITY AT END OF YEAR                                       $ 233,648,433        $ 199,099,539
                                                                 =============        =============


    The accompanying notes are an integral part of the financial statements.

             RETIREMENT SAVINGS AND INVESTMENT PLAN FOR EMPLOYEES OF
                  JOSEPH E. SEAGRAM & SONS, INC. AND AFFILIATES
                          NOTES TO FINANCIAL STATEMENTS



1.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         The accounting policies followed in the preparation of the financial statements of the Retirement Savings and Investment Plan for Employees of Joseph E. Seagram & Sons, Inc. and Affiliates (the "Plan") conform with generally accepted accounting principles. The more significant accounting policies are:

         Estimates

         The preparation of financial statements in conformity with generally accepted accounting principles requires the plan administrator to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results may differ from those estimates.

         Investment Valuation

         Effective January 1, 1997, the assets are held in trust by Bank of New York (Trustee) in the Joseph E. Seagram & Sons, Inc. Master Trust (Master Trust), which also includes assets of the 401(k) plans of the Company's affiliates, Universal Studios, Inc., Uni Distribution Corporation and Spencer Gifts, Inc. The related investment income and appreciation in fair value represents allocations to the Plan based upon the ratio of the Plan's assets to total Master Trust Assets.

         Investment securities are recorded and valued as follows:

         United States government obligations at fair value based on the current market yields; temporary investments in short-term investment funds at cost which in the normal course approximates market value; securities representing units of other funds at net asset value; The Seagram Company Ltd. common shares and The Coca-Cola Company common stock at the closing price reported on the composite tape of the New York Stock Exchange on the valuation date.

         Security Transactions

         Security transactions are accounted for on a trade date basis with the average cost basis used for determining the cost of investments sold. Interest income is recorded on an accrual basis. Income on securities purchased under agreements to resell is accounted for at the repurchase rate. Changes in discount on coupons detached from United States Treasury Bonds are reflected as unrealized appreciation.

2.       DESCRIPTION OF THE PLAN

         The Plan is a defined contribution plan established as of August 1, 1985 by Joseph E. Seagram & Sons, Inc. (the "Company").

         The Plan covers employees of the Company and certain of its United States subsidiaries (collectively, the "Participating Companies") whose annual base salary or regular wages, (excluding overtime, bonuses, commissions or other special or contingent payments) exceeds $15,186 as of December 31, 1997 (increased on the last day of each year by 4%) and who are either (i) salaried employees, or (ii) hourly employees not employed in a classification designated by the Participating Companies from time to time, excluding various categories of employees specified in the Plan (including persons represented by a collective bargaining agent, persons employed on a special basis, and persons employed by an operating unit of the Participating Companies to which the Plan has not been extended).

         The Plan provides benefits to participants based upon amounts voluntarily contributed to a participant's Accounts by the participant and, amounts contributed, under certain circumstances, by the Participating

             RETIREMENT SAVINGS AND INVESTMENT PLAN FOR EMPLOYEES OF
                  JOSEPH E. SEAGRAM & SONS, INC. AND AFFILIATES
                          NOTES TO FINANCIAL STATEMENTS



2.       DESCRIPTION OF THE PLAN (continued)

         Companies (see Note 4). Under the Plan, a participant is not provided with any fixed benefit. The ultimate benefit to be received by the participant depends on the amounts contributed, the investment results (and other adjustments), and the participant's vested interest at termination of employment (see Note 5).

         With respect to each participant, contributions are allocated among various Accounts specified in the Plan including the Pre-Tax Account, Company Match Account, After-Tax Account and Rollover Account. Such contributions are invested as designated by the participants in one or more of the investment funds referred to in Note 3, and are accumulated and invested in the Master Trust. Plan assets are solely available for the benefit of and used to satisfy the liabilities incurred on behalf of employees covered by the Plan. The Plan is administered by the Company through an Administrative Committee appointed by the Board of Directors of the Company.

         Effective November 1, 1987, the Thrift Plan for Employees of the Wine Spectrum Companies (the "Wine Spectrum Plan") was merged with the Plan. The eligible employees of the Wine Spectrum Plan became members of the Plan. As a result of the merger, the Plan retains the Coca-Cola Company Stock held by the Wine Spectrum Plan; however, no election may be made to transfer any funds into the Coca-Cola Company Stock Fund.


3.       INVESTMENT PROGRAM

         During the year ended December 31, 1997, the Plan was comprised of seven investment funds: (i) the Money Market Fund investing in the State Street Yield Enhanced STIF Fund (which replaced the State Street STIF Unitized Fund on October 4, 1997) managed by State Street Bank and Trust Company; (ii) the Stable Income Fund investing in the Income Plus Fund managed by LaSalle National Trust, N.A.; (iii) the Bond Fund investing in Putnam Income Fund, Class A Shares managed by Putnam Investment Management; (iv) the S&P 500 Index Fund investing in the S&P 500 Flagship Fund, Series C, managed by State Street Bank and Trust Company; (v) the Managed Equity Fund investing in Lazard Equity Portfolio managed by Lazard Freres Asset Management; (vi) the Growth Equity Fund investing in Brandywine Fund, Inc. managed by Friess Associates; and (vii) the Seagram Stock Fund investing primarily in The Seagram Company Ltd. common shares. The investments are administered by the Investment Committee appointed by the Board of Directors of the Company.

4.       CONTRIBUTIONS

         Non-highly compensated employees, as defined, may elect to contribute to their Pre-Tax Accounts on a pre-tax basis ("Pre-Tax Contributions") and/or to their After-Tax Accounts on an after-tax basis ("After-Tax Contributions") through payroll deductions of 1% to 17% (in the aggregate) of their annual salary (as defined in the Plan), in multiples of 1%, in any combination. Highly-compensated employees, as defined, may elect to contribute from 1% to 10% of their annual salary on a pre-tax basis and from 1% to 17% of their annual salary on an after-tax basis; provided, the aggregate percentage of the contributions does not exceed 17% of their annual salary. Pre-tax Contributions and After-Tax Contributions are subject to limitations imposed by federal law for qualified retirement plans.

         The Plan provides for mandatory matching contributions by the Participating Companies payable to the participants' Company Match Account. The Participating Companies, except as herein noted, contribute on behalf of the participants 25% of the participants' Pre-Tax Contributions not exceeding 6% of their Pre-Tax Contributions. The maximum Company matching contribution is $1,125 a year. Tropicana Products, Inc., a subsidiary of the Company, contributes, without a cap, to the Company Match Account on behalf of the participants 50% of the participants' aggregate Pre-tax and After-Tax Contributions not exceeding 6% of their combined Contributions. The Participating Companies' matching contributions are subject to limitations imposed by federal law for qualified retirement plans.

         The Plan will accept into participants' Rollover Accounts cash received by participants from a qualified plan within the time prescribed by applicable law ("Rollover Contributions").

             RETIREMENT SAVINGS AND INVESTMENT PLAN FOR EMPLOYEES OF
                  JOSEPH E. SEAGRAM & SONS, INC. AND AFFILIATES
                          NOTES TO FINANCIAL STATEMENTS



4.       CONTRIBUTIONS (continued)

         The Participating Companies may make discretionary contributions to participants' Company Match Accounts, in an amount to be determined by the Participating Companies. The Participating Companies have not made discretionary contributions since the inception of the Plan.

5.       VESTING

         A participant in the Plan always has a fully vested interest in the value of his or her Pre-Tax, After-Tax and Rollover Accounts. He or she has a non-forfeitable right to the value of his or her Company Match Account upon retirement, Disability (as defined in the Plan) or death. Upon termination of employment for any other reason, a participant vests in his or her Company Match Account in accordance with the following vesting schedule:

                     Years of Service                   Vested Percentage
                     ----------------                   -----------------

                           Less than 1                          0%
                     At least 1, but less than 2               20%
                     At least 2, but less than 3               40%
                     At least 3, but less than 4               60%
                     At least 4, but less than 5               80%
                           5 or more                          100%

         Upon termination of employment for reasons other than retirement, Disability or death of a participant who was not fully vested in his or her Company Match Account, the nonvested portion of the participant's Company Match Account shall be forfeited. Any amount forfeited shall be applied to reduce the Participating Companies' contributions. Any amount forfeited shall be restored if the participant is re-employed by a Participating Company before incurring a five year break in service and if the participant repays to the Plan (within five years after his or her reemployment commencement date) an amount in cash equal to the full amount distributed to him or her from the Plan on account of termination of employment, excluding amounts from the After-Tax and Rollover Accounts at the participant's election.

6.       DISTRIBUTIONS

         Upon termination of employment, after retirement or for reason of Disability or death, the participant or his or her beneficiary shall receive the value of his or her Accounts. However, if the termination of employment is for reasons other than retirement, Disability or death, the participant shall receive only the value of the vested portion of his or her Accounts (See Note 5). In accordance with the Plan, a terminated employee may elect to receive an immediate distribution of his or her Accounts.

         Prior to termination of employment, the participant may withdraw amounts from the participant's Accounts, in accordance with the provisions of the Plan.

             RETIREMENT SAVINGS AND INVESTMENT PLAN FOR EMPLOYEES OF
                  JOSEPH E. SEAGRAM & SONS, INC. AND AFFILIATES
                          NOTES TO FINANCIAL STATEMENTS



7.       LOANS TO PARTICIPANTS

         A participant may apply for loans up to the lesser of $50,000 or 50% of the value of the vested portion of the participant's Accounts. The minimum loan amount is $1,000. The maximum repayment terms are 5 years for general purpose loans and 25 years for principal residence loans. Applications for loans must be approved by the Administrative Committee. The amounts borrowed are transferred from the investment funds in which the participant's Accounts are currently invested. Repayments and interest thereon are credited to the participant's current investment funds through payroll deductions made each pay period. The interest rate for loans is based on the prime rate on the first business day of the month in which the loan is made plus one percentage point.

8.       TAX STATUS OF PLAN

         The Internal Revenue Service has ruled by a letter dated August 14, 1995 that the Plan is qualified under Section 401(a) of the Internal Revenue Code. The Plan has been subsequently amended and a request (dated March 16, 1998) to the Internal Revenue Service for a favorable determination with respect to the Plan's continued qualification in light of such amendments is currently pending. So long as the Plan continues to be so qualified, it is not subject to Federal income taxes.

         Participants are not currently subject to income tax on the Participating Companies' contributions to the Plan or on income earned by the Plan. Benefits distributed to participants or to their beneficiaries may be taxable to them. The tax treatment of the value of such benefits depends on the event giving rise to the distribution and the method of distribution selected.

9.       RELATED PARTY TRANSACTIONS

         Some of the expenses including trustee, custodial, and some recordkeeping fees, are paid by the Company, and personnel and facilities of the Company are used by the Plan at no charge.

10.      TERMINATION OF THE PLAN

         The Board of Directors of the Company may terminate the Plan at any time. In the case of termination, the rights of participants to their Accounts shall be vested as of the date of termination.

             RETIREMENT SAVINGS AND INVESTMENT PLAN FOR EMPLOYEES OF
                  JOSEPH E. SEAGRAM & SONS, INC. AND AFFILIATES
                          NOTES TO FINANCIAL STATEMENTS



11.      ASSETS HELD IN TRUST

         Effective January 1, 1997, the assets of the Plan are invested in the Master Trust held by the Trustee where the assets of related employee benefit plans of affiliates are invested on a commingled basis. Assets of three affiliates' plans were transferred on January 1, 1997 to the Master Trust.

         The Master Trust net assets consist of the following classification of assets and liabilities as of December 31, 1997.

         Assets

         Investments held in trust at fair value determined by quoted market prices:

                Money Market Fund
                   State Street Yield Enhanced STIF Fund            $ 24,089,219
                Stable Income Fund
                   The LaSalle Income Plus Fund                       34,562,612
                Bond Fund
                   Putnam Income Fund, Class A Shares                 27,015,278
                S&P 500 Index Fund
                   State Street S&P 500 Flagship Fund, Series C      133,217,637
                Managed Equity Fund
                   Lazard Equity Portfolio Fund                       30,054,896
                Growth Equity Fund
                   Brandywine Fund Inc. Common Shares                 58,963,046
                Seagram Stock Fund
                   The Seagram Company Ltd. Common Shares             15,210,786
                   Collective Short Term Investment Fund                 523,383
                The Coca-Cola Company Stock Fund
                   The Coca-Cola Company Common Stock                  3,922,692
                   Collective Short Term Investment Fund                 103,633
                Loans to Participants                                 10,426,983
                                                                    ------------
                      Total Investments                              338,090,165
                                                                    ============

Receivables

Accrued interest and dividends                                           300,821
Proceeds from securities sold                                          5,274,926
                                                                    ------------
   Total Receivables                                                   5,575,747
                                                                    ------------

Total assets                                                         343,665,912
                                                                    ============

                   Liabilities

                   Accounts payable for securities purchased          4,865,553
                   Administrative expenses                                8,834
                   Benefit payments                                     519,622
                                                                   ------------

                   Total liabilities                                  5,394,009
                                                                   ------------

                   Net Assets                                      $338,271,903
                                                                   ============

         As of December 31, 1997, the equitable share of the Retirement Savings and Investment Plan for Employees of Joseph E. Seagram & Sons, Inc. and Affiliates in the Master Trust is 69.1%.

         As of December 31, 1997, the net assets of the Master Trust available to the Plan for benefits in the individual investment funds were as follows:

             Money Market Fund                  $11,471,985
             Stable Income Fund                  31,027,495
             Bond Fund                           15,400,892
             S & P 500 Index Fund                74,878,658
             Managed Equity Fund                 23,293,060
             Growth Equity Fund                  50,642,884
             Seagram Stock Fund                  14,403,216
             The Coca-Cola Company Stock Fund    4,025,633
             Loan accounts                        8,504,610
                                               ------------
             Total                             $233,648,433
                                               ============

12.      INVESTMENT INCOME FROM MASTER TRUST

         The appreciation in fair value and other income is as follows:
         Investments held in trust at fair value determined by quoted market prices:

                                                             December 31,
                                                                1997
                                                             ------------
             Bond Fund                                       $   436,843
             S & P 500 Index Fund                             35,154,443
             Managed Equity Fund                               4,172,355
             Growth Equity Fund                                5,076,157
             Seagram Stock Fund                               (2,917,700)
             The Coca-Cola Company Stock Fund                  1,104,840
                                                             -----------
             Investment gains (net of investment expenses/
             losses)                                          43,026,938
                                                             -----------
             Interest                                          5,497,996
             Dividends                                           385,589
                                                             -----------
             Investment Income                               $48,910,523
                                                             ===========

13.      Subsequent Events

         In connection with the proposed initial public offering of Tropicana Products, Inc. ("Tropicana"), it is anticipated that Tropicana will establish a separate plan and trust. Assets and liabilities of the Plan attributable to Accounts of employees of Tropicana and its subsidiaries presently held in the Master Trust will be transferred to a new trust.

The Seagram Company Ltd.

The Retirement Savings and Investment Plan for Employees of Joseph E. Seagram & Sons, Inc. and Affiliates

         We hereby consent to the incorporation by reference in Registration Statement Nos. 33-2043 and 33-99122 on Form S-8 of our Report dated June 26, 1998 which appears in your Annual Report on Form 11-K of the Retirement Savings and Investment Plan for Employees of Joseph E. Seagram & Sons, Inc. and Affiliates for the fiscal year ended December 31, 1997.



/s/ Gutierrez & Co.
Flushing, New York
June 29, 1998